EXHIBIT 10                      FORM OF AGREEMENT

                             SALES AGENCY AGREEMENT

THIS SALES AGENCY AGREEMENT ("Agreement") is made by and between China Direct Trading Corporation, a Florida corporation, with an office address at 12535 Orange Drive, Suite 613, Davie, Florida 33330, ("Agent"), and Sutter's Mill Specialties, Inc., a _Arizona corporation with its principal executive offices located at 2249 West Fairmont Drive #2, ("Client"). Agent and Client may hereinafter also be referred to individually as a "party" and collectively as the "parties". The effective date of this Agreement shall be July 30, 2005.

RECITAL: Subject to the terms and conditions of this Agreement, Client wishes to engage Agent as an independent contractor and the Agent wishes to be engaged as an independent contractor to: market and sell Client's promotional, gift and souvenir products as more fully described in Exhibit A hereto, which Exhibit A is hereby incorporated herein by reference. The Client promotional, gift and souvenir products shall hereinafter be referred to as the "Products"). Exhibit A hereto shall be amended from time to time by the parties to reflect changes in the Products.

NOW, in consideration of good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

         Section 1. Recitals. The above preamble, recitals, definitions and exhibit are hereby made a part of this Agreement.

         Section 2. Agency. The Client hereby engages the Agent and the Agent hereby agrees to be engaged by the Client to perform the following services as an independent contractor of the Client: market, promote and sell the Products from time to time in the normal course of the Agent promoting its own products and during the term hereof. Nothing contained herein shall obligate the Agent to perform any extraordinary or non-customary marketing or sales efforts for the Products, or to invest any specific amount or level of the Agent's money or resources or time in marketing and selling the Products under this Agreement.

         Section 3. Commissions. The Agent shall be paid a commission of 10 % of the total sale of the product to distributors and 15% to end users. Client shall provide the Agent a written monthly accounting of all sales of Products in that month, which accounting shall be sent to the Client by the Agent within 15 days after the last day of the month in question. Commissions are due with the sales report. Commissions will be paid on all re-orders and upon the date of termination of this contract commissions will continue to be paid for two years on all accounts initiated by the agent, including orders from tradeshows attended by agent.

         Section 4. Confidentiality. (a) The parties have disclosed and/or will disclose to each other certain trade secrets and proprietary business information (including, without limitation, business and marketing plans; financial, marketing and product information; marketing and sales leads and sources; and business contacts) which are used in conducting the a party's business, gives a party some competitive business advantage, or the disclosure of which could be detrimental to the interests of the disclosing party ("Confidential Information"). When such information is disclosed, the parties are disclosing their respective Confidential Information to each other for the sole purpose of facilitating the sale, marketing and promotion of Products hereunder. Each party agrees to treat as strictly confidential any and all Confidential Information obtained from the disclosing party and to that end each party further agrees: (a) not to display, disclose, disseminate, discuss or reveal to any third party or to use the Confidential Information or any portion thereof of a disclosing party, except in accordance with this Agreement or under an express written consent from the disclosing party; and (b) to safeguard and segregate the Confidential Information obtained under this Agreement from its own Confidential Information; and (c) to use its best efforts to ensure that the Confidential Information is disclosed only to the receiving parties' officers, employees, and agents who have a need to know the Confidential Information; and
(d) not to make any copies of the Confidential Information except upon the written authorization of the other party and not to remove any copy or sample of such information from their premises; and (e) not to unfairly, in bad faith, intentionally or in violation of any legal or contractual obligation to use the disclosing party Confidential Information in the party's own business and in a manner that unfairly, adversely impacts on the other party.

                  (b) Affiliates' Conduct. The parties shall be responsible for the acts of their officers, employees, subcontractors or agents to whom Confidential Information or any portion thereof has been disclosed, and the parties further guarantee the full and substantial, good faith performance by their officers, employees, subcontractors and agents of the terms and conditions of this Agreement.

                  (c) Excluded Information. The parties agree that the obligations under this Agreement shall not be applicable to any information disclosed by either party which (a) is already publicly available or in the public domain and such availability is not the result of any breach of any legal or contractual obligation by a party or third party; or (b) is already in the possession of the receiving party from sources other than the disclosing party and such possession is not the result of any breach of any legal or contractual obligation of the disclosing party or by such sources; or (c) such information is disclosed with the prior, informed and written consent of the disclosing party.

         Section 5. Competition. The parties agree that they are engaged in the same business or industry in the same markets and are competitors. Nothing contained herein constitutes an agreement by the parties to avoid competing against one another in the sale of each parties respective products in the normal course of business in any geographic market or to cooperatively set pricing for such products or to restrict the sale of any kind of product by one party in the other party's geographical markets. The intent of the parties herein is that one party may not in breach of Section 4 above use the other party's Confidential Information to gain a competitive advantage or interfere in the other party's existing business, financial, customer, vendor, agency or other commercial relationship.

         Section 6. No Common Venture. Nothing contained in this Agreement shall be deemed to create any relationship between the parties except the independent contractor relationship specified herein and the parties understand and agree that no license or other right or title is granted under or by this Agreement to a party in the other party's business, enterprises, revenues, business opportunities, operating assets, intellectual property rights or any other tangible or intangible assets or properties, or in any aspect of the Confidential Information of the disclosing party.

         Section 7. No Obligation to enter Other Agreements. Nothing in this Agreement shall require a party to execute agreements for or to enter into any transactions with the other party.

         Section 8. Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If any provision of this Agreement or its application is held to be invalid, illegal, or unenforceable in any respect, the validity, legality, or enforceability of any of the other provisions shall not in anyway be affected or impaired. The parties recognize that violation of any provision of this Agreement w(1)ill cause irreparable injury to the disclosing party, and agree, therefore, that each party shall have the right to obtain from a court of competent jurisdiction an injunction to prohibit the receiving party from violating the terms of this Agreement.

         Section 9. Exclusive Jurisdiction. The parties agree that any and all controversies or disputes or claim or causes of action under, based on or concerning this Agreement shall be resolved solely and exclusively in the federal, state or local courts for Broward County, Florida. The parties further agree that this Agreement was made in Broward County, Florida and that Broward County, Florida is an appropriate and convenient venue for the resolution of any such controversies or disputes or claim or causes of action. Neither party shall seek to remove any legal proceeding from the courts for Broward County, Florida on the ground of FORUM NON-CONVIENS or any similar grounds for removal.

         Section 10. Facsimile Signature. The parties agree that an executed facsimile of this Agreement will be binding on the parties and shall have the same force and effect as an original copy.

         Section 11. Non-Circumvention. Neither party shall seek to unfairly or in bad faith or in violation of any provision of this Agreement to: (a) deprive the other party of any benefit from any bona fide business opportunity of the other party; nor (b) interfere in the other party's pre-effective-date business, financial or contractual relationships with any third party.

         Section 12. Entire Agreement. This Agreement represents the entire agreement of the parties on the subject matters of this Agreement and this Agreement may only be amended or modified by a writing signed by all parties.

         Section 13. Counterparts. This Agreement shall be signed in multiple counterparts, each one shall be the same agreement and instrument.

         Section 14. Survival. If any provision of this Agreement is determined to be invalid or unenforceable by a court, the remaining valid provisions shall constitute the entire agreement of the parties without any action by or further notice to the parties.


IN WITNESS WHEREOF, the parties or their duly authorized representatives have executed this Agreement on the date or dates written below, the date upon which the last party signs being the effective date of this Agreement.


CHINA DIRECT TRADING CORPORATION, A FLORIDA CORPORATION

BY: ______________________________________

         NAME: ________________________________
         TITLE: __________________________


SUTTER'S MILL SPECIALITIES, INC., A _______________- CORPORATION


BY: _______________________________________

         NAME: __________________________________
         TITLE: __________________________